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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements on Form S-3, as amended (SEC File No. 333-49499-99), and Form S-8 (SEC File No. 333-62458) of Great Lakes REIT of our report dated January 27, 2003, with respect to the consolidated financial statements and schedule of Great Lakes REIT included in the Annual Report for the year ended December 31, 2002 (Form 10-K). We also consent to the reference to our firm under the caption "Selected Financial Data" in the Form 10-K.

Ernst & Young LLP

Chicago, Illinois
March 24, 2003

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CONSENT OF INDEPENDENT AUDITORS